                                   HEARTPORT, INC.


                             LOAN AND SECURITY AGREEMENT



                                  TABLE OF CONTENTS
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                                                                            PAGE
1.  DEFINITIONS AND CONSTRUCTION............................................  1
    1.1  Definitions........................................................  1
    1.2  Accounting Terms...................................................  7

2.  LOAN AND TERMS OF PAYMENT...............................................  7
    2.1  Term Facility......................................................  7
    2.2  Interest Rate Protection...........................................  8
    2.3  Interest Rates, Payments, and Calculations.........................  8
    2.4  Crediting Payments.................................................  9
    2.5  Fees...............................................................  9
    2.6  Additional Costs...................................................  9
    2.7  Term............................................................... 10

3.  CONDITIONS OF LOANS..................................................... 10
    3.1  Conditions Precedent to Initial Advance............................ 10
    3.2  Conditions Precedent to all Advances............................... 10

4.  CREATION OF SECURITY INTEREST........................................... 11
    4.1  Grant of Security Interest......................................... 11
    4.2  Delivery of Additional Documentation Required...................... 11
    4.3  Right to Inspect................................................... 11

5.  REPRESENTATIONS AND WARRANTIES.......................................... 12
    5.1  Due Organization and Qualification................................. 12
    5.2  Due Authorization; No Conflict..................................... 12
    5.3  No Prior Encumbrances.............................................. 12
    5.4  Name; Location of Chief Executive Office........................... 12
    5.5  Litigation......................................................... 12
    5.6  No Material Adverse Change in Financial Statements................. 12
    5.7  Solvency........................................................... 12
    5.8  Regulatory Compliance.............................................. 12
    5.9  Environmental Condition............................................ 13
    5.10 Taxes.............................................................. 13
    5.11 Subsidiaries....................................................... 13
    5.12 Government Consents................................................ 13
    5.13 Full Disclosure.................................................... 13

6.  AFFIRMATIVE COVENANTS................................................... 13
    6.1  Good Standing...................................................... 13
    6.2  Government Compliance.............................................. 13
    6.3  Financial Statements, Reports, Certificates........................ 14
    6.4  Taxes.............................................................. 14
    6.5  Insurance.......................................................... 14
    6.6  Principal Depository............................................... 15
    6.7  Debt-Net Worth Ratio............................................... 15
    6.8  Tangible Net Worth................................................. 15
    6.9  Minimum Liquidity and Debt Service Coverage........................ 15
    6.10 Co-Borrowers; Further Assurances................................... 15


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7.  NEGATIVE COVENANTS...................................................... 15
    7.1  Dispositions....................................................... 15
    7.2  Change in Business................................................. 16
    7.3  Mergers or Acquisitions............................................ 16
    7.4  Indebtedness....................................................... 16
    7.5  Encumbrances....................................................... 16
    7.6  Distributions...................................................... 16
    7.7  Investments........................................................ 16
    7.8  Transactions with Affiliates....................................... 16
    7.9  Subordinated Debt.................................................. 16
    7.10 Compliance......................................................... 16

8.  EVENTS OF DEFAULT....................................................... 17
    8.1  Payment Default.................................................... 17
    8.2  Covenant Default................................................... 17
    8.3  Material Adverse Change............................................ 17
    8.4  Attachment......................................................... 17
    8.5  Insolvency......................................................... 17
    8.6  Other Agreements................................................... 17
    8.7  Subordinated Debt.................................................. 18
    8.8  Judgments.......................................................... 18
    8.9  Misrepresentations................................................. 18

9.  BANK'S RIGHTS AND REMEDIES.............................................. 18
    9.1  Rights and Remedies................................................ 18
    9.2  Power of Attorney.................................................. 19
    9.3  Accounts Collection................................................ 19
    9.4  Bank Expenses...................................................... 19
    9.5  Bank's Liability for Collateral.................................... 19
    9.6  Remedies Cumulative................................................ 20
    9.7  Demand; Protest.................................................... 20

10. NOTICES................................................................. 20

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................. 20

12. GENERAL PROVISIONS...................................................... 21
    12.1 Successors and Assigns............................................. 21
    12.2 Indemnification.................................................... 21
    12.3 Time of Essence.................................................... 21
    12.4 Severability of Provisions......................................... 21
    12.5 Amendments in Writing, Integration................................. 21
    12.6 Counterparts....................................................... 21
    12.7 Survival........................................................... 21
    12.8 Confidentiality.................................................... 21

    This LOAN AND SECURITY AGREEMENT is entered into as of December 31, 1996, by and between SILICON VALLEY BANK ("Bank") and HEARTPORT, INC. ("Borrower").

                                       RECITALS

    Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                      AGREEMENT

    The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

              "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

              "Advance" or "Advances" means an Advance under the Term Facility.

              "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

              "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

              "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

              "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

              "Closing Date" means the date of this Agreement.

              "Code" means the California Uniform Commercial Code.

              "Collateral" means the property described on EXHIBIT A attached hereto.

              "Committed Line" means Fifteen Million Dollars ($15,000,000).

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              "Commitment Termination Date" means March 31, 1998.

              "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all net obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

              "Daily Balance" means the principal amount of the Obligations owed at the end of a given day.

              "Debt Service Coverage" means, as measured quarterly as of the last day of each fiscal quarter of Borrower, on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income, PLUS (ii) depreciation, amortization of intangible assets and other non-cash charges to income to (b) an amount equal to the sum of all scheduled repayments for such quarter and mandatory prepayments of principal on account of long-term Debt.

              "Effective Date" means the date on which Liquidity is less than either (i) two and one-half (2.5) times the outstanding principal balance hereunder or (ii) nine (9) times the Remaining Months Liquidity.

              "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

              "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

              "GAAP" means generally accepted accounting principles as in effect from time to time.

              "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

              "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

              "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

              "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

              "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

              "LIBOR Supplement" means the LIBOR Supplement to Agreement by and between Bank and Borrower of even date herewith.

              "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

              "Liquidity" means, at any date of determination, the sum of Borrower's cash, cash equivalents, and short term investments, less any cash and cash equivalent balances that are held in a sinking fund for the retirement of debt or capital stock or that are held in pledge for another creditor.

              "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

              "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

              "Maturity Date" means the date immediately preceding four (4) years from the anniversary of the Commitment Termination Date.

              "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

              "Net Cash Losses" means, with respect to any period of determination, determined on a consolidated basis in accordance with GAAP for such period for Borrower and its consolidated Subsidiaries, the sum of (i) net income (loss), PLUS (ii) non-cash expenses, depreciation and amortization, MINUS
(iii) increases in gross fixed assets, PLUS (iv) increases (decreases) in long term debt or capital leases excluding changes in deferred revenue.

              "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

              "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

              "Permitted Indebtedness" means:

              (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

              (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

              (c)  Subordinated Debt;

              (d) Indebtedness to trade creditors incurred in the ordinary course of business;

              (e)  Indebtedness secured by Permitted Liens;

              (f) Indebtedness of any Subsidiary to Borrower and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby); provided that the incurrence of such Indebtedness or Contingent Obligations, as the case may be, does not result in a violation of Section 7.7 as a consequence of the provisos set forth in paragraph (d) of the definition of "Permitted Investments;"

              (g) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of Borrower with respect to obligations of any Subsidiary (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

              (h)  Indebtedness in connection with capital leases:

              (i) Extensions, renewals and refinancings of the Indebtedness of the Borrower or any of its Subsidiaries of the type referred to in clause (b) or
(h) above, PROVIDED that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase; and

              (j) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Borrower or any such Subsidiary in the ordinary course of business.

              "Permitted Investment" means:

              (a) Investments existing on the Closing Date disclosed in the Schedule;

              (b) any investments selected by the Borrower in accordance with its Investment Policy as adopted by the Borrower on December 19, 1996 (as the same may be amended from time to time with the approval of the Bank); and

              (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

              (d) Investments (whether consisting of the purchase of securities, loans, capital contributions or otherwise) of Borrower in or to Subsidiaries and Investments by Borrower in or to companies which simultaneously with such Investments become Subsidiaries, provided that the sum of (i) all such Investments by Borrower in or to Subsidiaries, plus (ii) Contingent Obligations by Borrower outstanding at any time with respect to the obligations of Subsidiaries, minus the sum of (x) Investments by Subsidiaries in or to Borrower, plus (y) payments to Borrower on account of Investments of Borrower in or to Subsidiaries, plus (z) distributions or dividends by Subsidiaries to Borrower, in each case, made, incurred or arising on or after the date hereof, does not exceed Five Million Dollars ($5,000,000) outstanding at any time, provided an Event of Default does not exist immediately before or would not exist after giving effect to such Investments;

              (e) Investments (whether consisting of the purchase of securities, loans, capital contributions, or otherwise) of Subsidiaries in or to other Subsidiaries or in Borrower;

              (f) Investments consisting of receivables owing to Borrower or its Subsidiaries by Persons and advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business; provided that this paragraph (f) shall not apply to Investments owing by Subsidiaries to Borrower;

              (g) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business; (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries;

              (h) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;

              (i)  Investments permitted under Section 7.3;

              (j) Investments consisting of deposit accounts of Borrower in which Bank has a Lien prior to any other Lien;

              (k) Investments consisting of deposit accounts of any Subsidiaries maintained in the ordinary course of business;

              (l) Investments accepted in connection with Transfers permitted by Section 7.1; and

              (m) Investments in an amount not to exceed an aggregate of Twenty Million Dollars ($20,000,000) in Heartport Research and Training Center Inc., provided an Event of Default does not exist immediately before or would exist after giving effect to such Investments.

              "Permitted Liens" means the following:

              (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

              (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, PROVIDED the same have no priority over any of Bank's security interests;

              (c) Liens (i) upon or in any equipment or real property acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

              (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

              (e) Liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

              (f) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

              (g) Liens which constitute rights of set-off of a customary nature or banker's liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business; and

              (h) Any judgment, attachment or similar lien in connection with any event or circumstance described in Section 8.4 that is not an Event of Default hereunder.

              "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

              "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

              "Remaining Months Liquidity" means, at any time of determination, the ratio of (i) Unrestricted Cash Reserves at such time to (ii) the average of Net Cash Losses for the immediately preceding six (6) months.

              "Responsible Officer" means each of the Chief Executive Officer, Executive Vice President of Operations, the Chief Financial Officer, the Vice President of Finance and Controller and the Treasurer of Borrower.

              "Schedule" means the schedule of exceptions attached hereto, if any.

              "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

              "Subsidiary" means any corporation or partnership in which
(i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

              "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, AND (ii) Total Liabilities.

              "Term Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

              "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

              "Unrestricted Cash Reserves" means, at any time of determination, the sum of Borrower's (i) cash balance of deposit accounts and investment accounts, PLUS (ii) market value of all readily marketable securities beneficially owned by Borrower, MINUS (iii) cash value of any certificates of deposit or securities encumbered and/or restricted by any Bank or any other Persons.


        1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

       2. LOAN AND TERMS OF PAYMENT

        2.1   TERM FACILITY.

              (a) ADVANCES. Subject to and upon the terms and conditions of this Agreement, Bank agrees at any time from the date hereof through the Commitment Termination Date to make Advances to Borrower in an aggregate principal amount of up to the Committed Loan Amount. Each Advance shall be in an amount of no less than Five Hundred Thousand Dollars ($500,000). Amounts borrowed pursuant to this Section 2.1 may not be reborrowed once repaid.

              (b) PROCEDURES. When Borrower desires to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time on the Business Day on which the Advance is requested to be made or, in the case of a LIBOR Rate Advance, no later than 11:00 a.m. California time three (3) Business Days before the day on which the Advance is requested to be made. Such notice shall be in substantially the form of EXHIBIT B hereto or a LIBOR Rate Advance Form as attached to the LIBOR Supplement. Bank is authorized to make Advances under this Agreement based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. The written notice shall be signed by a Responsible Officer. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

              (c) PAYMENTS/MATURITY. Interest shall accrue from the date of each Advance at the rate specified in Section 2.3(b), and shall be payable monthly on the thirtieth calendar day of the month (except for the month of February for which payment shall be due on the twenty-eight calendar day of the month) for each month through the month in which the Commitment Termination Date falls. All Advances that are outstanding on the Commitment Termination Date shall be payable in forty-eight (48) equal monthly installments of principal, plus accrued interest, beginning on April 30, 1998. All amounts outstanding under the Term Facility and all amounts due under this Agreement shall be paid in full on the Maturity Date.

         2.2 INTEREST RATE PROTECTION. Subject to the terms and condition of this Agreement, Borrower may prepay outstanding Advances, in whole or in part, only upon payment in full of (i) all accrued but unpaid interest and all outstanding obligations hereunder (or, if partial prepayment, an applicable or proportionate amount of such obligations), and (ii), if Borrower has elected the fixed rate option set forth in Section 2.3(b), a fee as shall be determined by Bank in its reasonable discretion to provide for interest rate protection in the event the fixed interest rate set forth in Section 2.3(b) is lower than the then current fixed rate for the Term Facility.

         2.3  INTEREST RATES, PAYMENTS, AND CALCULATIONS.

              (a) LIBOR OPTION. Borrower shall be entitled to request Advances in accordance with the LIBOR Supplement, which shall govern all LIBOR Rate Advances, as defined therein.

              (b) INTEREST RATE. Except as set forth in Section 2.3(c) and subject to the following sentence, all outstanding Advances shall bear interest, on the average Daily Balance thereof, at a rate equal to either (i) the Prime Rate or (ii) the rate specified in the LIBOR Supplement. Except as set forth in
Section 2.3(c), Borrower shall have a one-time option, exercisable by written notice to Bank on the Commitment Termination Date, to elect that all outstanding Advances shall bear interest at a rate equal to two (2) percentage points above the forty-eight (48) month Treasury Note Yield to maturity for four (4) year treasury bills, as such rate is quoted by Bank. Such fixed rate option, once elected, shall continue for the term of the Term Facility.

              (c) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to four
(4) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

              (d) PAYMENTS. Interest hereunder shall be due and payable on the thirtieth calendar day of each month (except for the month of February for which payment shall be due on the twenty-eight calendar day) during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

              (e) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime

Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

         2.4 CREDITING PAYMENTS. Prior to the occurrence and continuance of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

         2.5  FEES.  Borrower shall pay to Bank the following:

              (a) FACILITY FEE. Facility fees equal to (i) Thirty Seven Thousand Five Hundred Dollars ($37,500), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable and (ii) one quarter of one percent (.25%) of the unused portion of the Committed Loan Amount per year payable quarterly for each quarter until the Commitment Termination Date, which fee, when paid, shall be fully earned and non-refundable;

              (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

              (c) BANK EXPENSES. Upon the date hereof, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

         2.6 ADDITIONAL COSTS. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

              (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

              (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

              (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         2.7 TERM. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

      3. CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

              (a)       this Agreement;

              (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

              (c) negative pledge agreement in substantially the form of EXHIBIT D hereto;

              (d)       the LIBOR Supplement;

              (e)       financing statements (Forms UCC-1);

              (f)       insurance certificate;

              (g) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof; and

              (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

              (a) timely receipt by Bank of the Payment/Advance Form or LIBOR Rate Advance Form as provided in Section 2.1; and

              (b)       the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form or LIBOR Rate Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

      4. CREATION OF SECURITY INTEREST

         4.1  GRANT OF SECURITY INTEREST.

              (a) Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

              (b) Notwithstanding anything contained in this Agreement to the contrary, the grant of security interest contained herein shall not be effective or otherwise deemed given until the Effective Date, at which date the terms of this Sections 4.1 and 4.2 shall become immediately effective without notice or action by Bank. Bank may file the financing statement referred to in Section 3.1(e) with the California Secretary of State on or after, but not before, the Effective Date.

         4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

         4.4 REQUIREMENT FOR CASH COLLATERAL. Borrower shall pledge cash or a certificate of deposit to Bank as follows:

              (a) If Borrower does not comply with Section 6.9 herein (except for the Debt Service Coverage covenant contained therein), then Borrower shall pledge cash or a certificate of deposit to the Bank in an amount equal to eighty percent (80%) of the outstanding loan balance hereunder. Bank agrees to release the cash pledged pursuant to this Section 4.4(a) upon Borrower achieving compliance with such Section 6.9. Notwithstanding anything to the contrary in this Agreement, failure to comply with Section 6.9 shall not be a default or an Event of Default so long as the Borrower complies with this Section 4.4 on the next Business Day after the Borrower's becoming aware of the noncompliance with
Section 6.9.

              (b) If at any time the Liquidity of Borrower is less than (i) one and one-half (11/2) times the outstanding loan balance hereunder, or (ii) four (4) times Remaining Months Liquidity, then Borrower shall pledge cash or a certificate of deposit to the Bank in an amount equal to one hundred and five percent (105%) of the outstanding loan balance. Bank agrees, subject to Section 4.4(a), to release the cash collateral pledged pursuant to this Section 4.4(b) (or portion thereof in accordance with Section 4.4(a)) upon Borrower achieving Liquidity greater than (i) one and one-half (11/2) times the outstanding loan balance hereunder or (ii) four (4) times Remaining Months Liquidity.

    5.   REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except to the extent that failure to so qualify would not have a Material Adverse Effect on the Borrower.

         5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

         5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

         5.4 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

         5.5 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

         5.6 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

         5.7 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

         5.8 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act, and Borrower has not violated any statutes, laws, ordinances or rules applicable to it, noncompliance with which or violation of which could have a Material Adverse Effect.

         5.9 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

        5.10 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except for taxes the amount or validity of which the Borrower is contesting in good faith by appropriate proceedings and with respect to which the Borrower has taken adequate reserves in accordance with GAAP.

        5.11 SUBSIDIARIES. As of the date hereof, Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

        5.12 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except to the extent that failure to do so would not have a Material Adverse Effect on the Borrower.

        5.13 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.  AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

         6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

         6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

         6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

              (a) Borrower shall deliver to Bank: (a) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (b) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more; and (d) such financial information as Bank may reasonably request from time to time.

              (b)  If at any time and during such time that Borrower's
Liquidity is less than (i) three (3) times the outstanding Obligations hereunder or (ii) twelve (12) times Remaining Months Liquidity, Borrower shall deliver to Bank a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations for the relevant month, certified by a Responsible Officer within thirty (30) days after the last day of each calendar month.

              (c) Borrower shall deliver to Bank with each of the quarterly or monthly financial statement required above a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto.

         6.4 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

         6.5  INSURANCE.

              (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

              (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. After the Effective Date only, all such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. After the Effective Date only, upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. After the Effective Date only, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

         6.6 PRINCIPAL DEPOSITORY. Borrower shall either (i) maintain its principal domestic depository and operating accounts with Bank or (ii) shall maintain a minimum balance of no less than Four Million Dollars ($4,000,000) in a deposit account with Bank.

         6.7 DEBT-NET WORTH RATIO. Subject to the following sentence, Borrower shall maintain, as of the last day of each of Borrower's fiscal quarters, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than .75 to 1.00. At any time Borrower is subject to the monthly reporting requirements of Section 6.3(b), Borrower shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than .75 to 1.00.

         6.8 TANGIBLE NET WORTH. Subject to the following sentence, Borrower shall maintain, as of the last day of each of Borrower's fiscal quarters, a Tangible Net Worth of not less than Thirty Million Dollars ($30,000,000). At any time Borrower is subject to the monthly reporting requirements of Section 6.3(b), Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Thirty Million Dollars ($30,000,000).

         6.9 MINIMUM LIQUIDITY AND DEBT SERVICE COVERAGE. Subject to the remainder of this Section, Borrower shall maintain, as of the last day of each of Borrower's fiscal quarters, a minimum Liquidity of the greater of (a) two (2) times the amount of outstanding obligations hereunder OR (b) six (6) times Remaining Months Liquidity. Subject to the remainder of this Section, at any time Borrower is subject to the monthly reporting requirements of Section 6.3(b), Borrower shall maintain, as of the last day of each calendar month, a minimum Liquidity of the greater of (a) two (2) times the amount of outstanding obligations hereunder OR (b) six (6) times Remaining Months Liquidity. Notwithstanding the foregoing, from and after the time Borrower achieves a Debt Service Coverage for four (4) consecutive fiscal quarters of at least 1.50 to 1.00, and for so long as Borrower maintains as of the last day of each fiscal quarter thereafter, a Debt Service Coverage of at least 1.50 to 1.00, Borrower shall not be subject to the minimum required Liquidity set forth above.

        6.10 CO-BORROWERS; FURTHER ASSURANCES. At any time and from time to time, Borrower shall, at Bank's request in Bank's sole discretion, cause any Subsidiary to become party to this Agreement as a co-borrower and to grant a security interest in its assets to secure the Obligations, all on terms acceptable to Bank. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.


      7. NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory and other assets in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; or (iv) as disclosed in writing to Bank prior to date hereof.

         7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except (i) if Borrower is the surviving entity of any such merger or consolidation (except for the merger or consolidation of one Subsidiary into another Subsidiary) and (ii) no Event of Default has occurred and is continuing or would result from such action.

         7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

         7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

         7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except (i) repurchases from current or former employees, directors or consultants of the Borrower under the terms of any stock option or stock purchase plans or agreements up to a maximum of $500,000 in any one fiscal year (provided an Event of Default has not occurred and is continuing at the time of such repurchase or would exist after giving effect to such repurchase), and
(ii) dividends payable solely in common stock.

         7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

         7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

         7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

        7.10 COMPLIANCE. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

      8. EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         8.1 PAYMENT DEFAULT. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

         8.2 COVENANT DEFAULT. If Borrower fails to perform any obligation under Sections 4.4, 6.7, 6.8 or 6.9 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

         8.3 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in Borrower's business or consolidated financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

         8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

         8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within twenty (20) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

         8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could have a Material Adverse Effect;

         8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

         8.8 JUDGMENTS. If a judgment or judgments for the payment of money, the uninsured amount of which is, individually or in the aggregate, at least Five Hundred Thousand Dollars ($500,000), shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

         8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement on or as of the date made exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

       9. BANK'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

              (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

              (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

              (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

              (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

              (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

              (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

              (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

              (h)       Bank may credit bid and purchase at any public sale;
and

              (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

         9.2 POWER OF ATTORNEY. At any time after the Effective Date, but effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession;
(c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

         9.3 ACCOUNTS COLLECTION. At any time from the Effective Date, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

         9.4 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

         9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.7 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

      10. NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

    If to Borrower:          Heartport, Inc.
                             200 Chesapeake Drive
                             Redwood City, CA  94063
                             Attn:  Ms. Rebecca Kuhn
                             FAX:  (415) 306-7905

    If to Bank:              Silicon Valley Bank
                             1731 Embarcadero Road, Suite 220
                             Palo Alto, CA  94303
                             Attn:  Mr. Gary Reagan
                             FAX:  (415) 812-0640

    The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12. GENERAL PROVISIONS

        12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

        12.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

        12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

        12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

        12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

        12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

        12.8 CONFIDENTIALITY. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  HEARTPORT, INC.

                                       /s/ Rebecca L. Kuhn
                                  By:_________________________________________

                                           Treasurer
                                  Title:______________________________________



                                  SILICON VALLEY BANK


                                       /s/ Christopher Coleman
                                  By:_________________________________________

                                         Senior Vice President
                                  Title:______________________________________

                                      EXHIBIT A


    The Collateral shall consist of all right, title and interest of Borrower in and to the following:

    (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

    (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

    (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

    (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

    (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

    (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

    Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, trademarks, servicemarks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing.

                                      EXHIBIT B

                     LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

                DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION             DATE:

FAX#:  (408) 496-2426                            TIME:

--------------------------------------------------------------------------------
FROM:  HEARTPORT, INC.
       -------------------------------------------------------------------------
                                  CLIENT NAME (BORROWER)
REQUESTED BY:
             -------------------------------------------------------------------
                                  AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

PHONE NUMBER:
             -------------------------------------------------------------------

FROM ACCOUNT #                                TO ACCOUNT #
              --------------------------------            ----------------------

REQUESTED TRANSACTION TYPE             REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)      $---------------------------------------------
PRINCIPAL PAYMENT (ONLY)          $---------------------------------------------
INTEREST PAYMENT (ONLY)           $---------------------------------------------
PRINCIPAL AND INTEREST (PAYMENT)  $---------------------------------------------

OTHER INSTRUCTIONS:-------------------------------------------------------------
--------------------------------------------------------------------------------

    All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.



--------------------------------------             ----------------------------
      Authorized Requester                                   Phone #


--------------------------------------             ----------------------------
         Received By (Bank)                                  Phone #



                               -------------------------------
                                 Authorized Signature (Bank)

                                       EXHIBIT C
                                COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK

FROM:    HEARTPORT, INC.

    The undersigned authorized officer of Heartport, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ___________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

    PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES"
    COLUMN.

    REPORTING COVENANT                REQUIRED                      COMPLIES
    Monthly financial statements      Monthly within 30 days*       Yes  No
    Annual (CPA Audited)              FYE within 90 days            Yes  No
    10K & 10Q                         Within 5 days                 Yes  No

    FINANCIAL COVENANT                REQUIRED         ACTUAL       COMPLIES

    Maintain on a Quarterly/
     Monthly** Basis:
    Liquidity***                      ****             _________    Yes  No
    Debt Service Coverage             1:50:1.00*****   ____:1.00    Yes  No
    Minimum Tangible Net Worth        $30,000,000      $________    Yes  No
    Maximum Debt/Tangible Net Worth   .75:1.00         ____:1.00    Yes  No

* Only required if Liquidity LESS THAN 3x loan balance or RML LESS THAN 4 quarters.
** Tested Quarterly unless Liquidity LESS THAN 3x loan balance or RML LESS THAN 4 quarters.
***   Tested until 4 quarters of DSC at 1.50:1.00
****  2x outstanding obligations or 6x Remaining Months Liquidity
***** Tested once 4 quarters of DSC at 1.50:1.00.


COMMENTS REGARDING EXCEPTIONS:  See Attached.       BANK USE ONLY

Sincerely,                                          Received by:________________
                                                               AUTHORIZED SIGNER

SIGNATURE                                           Date:_______________________

                                                    Verified:___________________
                                                               AUTHORIZED SIGNER

TITLE                                               Date:_______________________

DATE                                                Compliance Status:  Yes   No

                                      EXHIBIT D
                              NEGATIVE PLEDGE AGREEMENT

    This Negative Pledge Agreement is made as of December 31, 1996, by and between HEARTPORT, INC. ("Debtor") and SILICON VALLEY BANK ("Creditor").

    In connection with the Loan Documents being concurrently executed between Debtor and Creditor, Debtor agrees as follows:

    1. Debtor shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Debtor's intellectual property, including, without limitation, the following:

         a. Any and all copyright rights, copyright applications, copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

         b. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

         c. Any and all design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

         d. All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

         e. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks (collectively, the "Trademarks");

         f. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

         g. All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

         h. All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

         i. All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing, Debtor may sell, license and otherwise dispose of the foregoing (i) to the extent set forth in the Loan Documents, and (ii) in the ordinary course of business.

    2. It shall be an Event of Default under the Loan Documents between Debtor and Creditor if there is a breach of any term of this Negative Pledge Agreement.

    3. Capitalized items used herein without definition shall have the same meanings as set forth in the Loan and Security Agreement of even date herewith.

HEARTPORT, INC.                         SILICON VALLEY BANK

         /s/ Rebecca L. Kuhn                   /s/ Christopher Coleman
By:__________________________________   By:____________________________________

          Treasurer                               Senior Vice President
Title:_______________________________   Title:_________________________________

                        DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower: Heartport, Inc.               Bank: Silicon Valley Bank



LOAN TYPE. This is a variable rate, term loan of a principal amount up to $15,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE.  The specific purpose of this loan is:  Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                           TERM LOAN

    Amount paid to Borrower directly:                      $________
    Undisbursed Funds                                      $________

    Principal                                              $________

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

    Prepaid Finance Charges Paid in Cash:                  $________
                $37,500 Loan Fee

    Other Charges Paid in Cash:                            $________

         $    100 UCC Search Fees
         --------
         $     50 UCC Filing Fees
         --------
         $  7,150 Outside Counsel Fees and Expenses (Estimate)
         --------
    Total Charges Paid in Cash                             $________

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered _______________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF DECEMBER 31, 1996.

BORROWER:

HEARTPORT, INC.

/s/ Rebecca L. Kuhn

Authorized Officer

                            AGREEMENT TO PROVIDE INSURANCE

GRANTOR: Heartport, Inc.                BANK: Silicon Valley Bank


    INSURANCE REQUIREMENTS. Heartport, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

         Collateral:    All Inventory, Equipment and Fixtures.
         Type:          All risks, including fire, theft and liability.
         Amount:        Full insurable value.
         Basis:         Replacement value.
         Endorsement:   Coverage will not be cancelled or diminished without a
                        minimum of twenty (20) days' prior written notice to Bank.

    INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

    FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of December 31, 1996, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

    AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

    GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED DECEMBER 31, 1996.

GRANTOR:

HEARTPORT, INC.

x  /s/ Rebecca L. Kuhn

 Authorized Officer

--------------------------------------------------------------------------------
                              FOR BANK USE ONLY
                           INSURANCE VERIFICATION
DATE:                                                          PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS:
--------------------------------------------------------------------------------

                       LIBOR SUPPLEMENT TO AGREEMENT


     This LIBOR Supplement to Agreement (the "Supplement") is a supplement to the Loan and Security Agreement (the "Agreement") dated as of December 31, 1996, between Silicon Valley Bank ("Bank") and Heartport, Inc. ("Borrower"), and forms a part of and is incorporated into the Agreement. Except as otherwise defined in this Supplement, capitalized terms shall have the meanings assigned in the Agreement.

     1.      DEFINITIONS.

     "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

     "Interest Period" means for each LIBOR Rate Advance, a period of approximately one, two, three, six or nine months as the Borrower may elect, PROVIDED that the last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, PROVIDED, FURTHER, in all cases such period shall expire not later than the applicable Maturity Date.

     "Interest Rate" shall mean as to: (a) Prime Rate Advances, a rate equal to the Prime Rate; and (b) LIBOR Rate Advances, a rate of one and one-half percent (1 1/2%) per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

     "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates a 11:00 A.M. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

     "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Advance, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by
(ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

     "Prime Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     "Regulatory Change" means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmantal or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Advances.

     2. REQUESTS FOR ADVANCES; CONFIRMATION OF INITIAL ADVANCES. Each LIBOR Rate Advance shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day three (3) Business Days prior to the date such Advance is to be made. Each such notice shall specify the date such Advance is to be made, which day shall be a Business Day; the amount of such Advance, the Interest Period for such Advance, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

     Each written request for a LIBOR Rate Advance shall be in the form of a LIBOR Rate Advance Form as set forth on Exhibit A, which shall be duly executed by a Responsible Officer.

     3.     CONVERSION/CONTINUATION OF ADVANCES.

            (a) Borrower may from time to time submit in writing a request that Prime Rate Advances be converted to LIBOR Rate Advances or that any existing LIBOR Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Advances which will constitute LIBOR Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Advances. Each written request for a conversion to a LIBOR Rate Advance or a continuation of a LIBOR Rate Advance shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by a Responsible Officer. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Advances shall be converted to LIBOR Rate Advances or such LIBOR Rate Advances shall continue, as the case may be provided that:

                    (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

                   (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Agreement;

                  (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Advances;

                   (iv) the amount of a LIBOR Rate Advance shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

                    (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Advance.

     Any request by Borrower to convert Prime Rate Advances to LIBOR Rate Advances or continue any existing LIBOR Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Advances.

            (b) Any LIBOR Rate Advances shall automatically convert to Prime Rate Advances upon the last day of the applicable Interest Period, unless
Bank has received and approved a complete and proper request to continue such LIBOR Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Advances shall, at Bank's option, convert to Prime Rate Advances in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Agreement shall terminate, or (iii) the aggregate principal amount of the Prime Rate Advances which have previously been converted to LIBOR Rate
Advances, or the aggregate principal amount of existing LIBOR Rate Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the Committed Line. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's deposit account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Advances to Prime Rate Advances pursuant to any of the foregoing.

            (c) On all Advances, Interest shall be payable by Borrower to Bank monthly in arrears not later than the twenty-eighth (28th) day of each calendar month at the applicable Interest Rate.

     4.     ADDITIONAL REQUIREMENTS/PROVISIONS REGARDING LIBOR RATE ADVANCES;
ETC.

            (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the Interest Period for such Advance, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which
(i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the offshore currency interbank markets, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

            (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                    (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

                    (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Advances or any deposits referred to in the definition of "LIBOR Base Rate"); or

                    (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

            (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a LIBOR Rate Advance on the date for such borrowing specified in the relevant notice of borrowing hereunder.

            (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

            (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Advance, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Advances. If it shall become unlawful for Bank to continue to fund or maintain any Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

     IN WITNESS WHEREOF, the undersigned have executed this LIBOR Supplement to Agreement as of the first date above written.

                                       HEARTPORT, INC.

                                       By: /s/ Rebecca L. Kuhn
                                           --------------------------
                                       Title: Treasurer
                                              -----------------------

                                       SILICON VALLEY BANK

                                       By: /s/ Christopher Coleman
                                           --------------------------
                                       Title: Senior Vice President
                                              -----------------------

                                   EXHIBIT A

                           LIBOR RATE ADVANCE FORM


   The undersigned hereby certifies as follows:

   I, ________________, am the duly elected and acting ____________ of
Heartport, Inc. ("Borrower").

   This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Agreement"). The terms used in this Borrowing Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

   Borrower hereby requests on ____________, 19__ a LIBOR Rate Advance (the "Advance") as follows:

   (a)  The date on which the Advance is to be made is _____________, 19__.

   (b) The amount of the Advance is to be ___________________ ($______), for an Interest Period of ____ month(s).

   All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

   IN WITNESS WHEREOF, this LIBOR Rate Advance Form is executed by the undersigned as of this _____________ day of __________, 19___.

                                    HEARTPORT, INC.

                                    By:_________________________

                                    Title:______________________




FOR INTERNAL BANK USE ONLY


LIBOR Pricing Date    LIBOR Rate      LIBOR Rate Variance    Maturity Date
------------------    -----------     -------------------    --------------

                                                 __%

                                   EXHIBIT B

                  LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE


   The undersigned hereby certifies as follows:

   I, ________________, am the duly elected and acting ____________ of
Heartport, Inc. ("Borrower").

   This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

   Borrower hereby requests on ____________, 19__ a LIBOR Rate Advance (the "Advance") as follows:

   (a) ___ (i) A rate conversion of an existing Prime Rate Advance from a Prime Rate Advance to a LIBOR Rate Advance; or

       ___ (ii) A continuation of an existing LIBOR Rate Advance as a LIBOR Rate Advance;

            [CHECK (i) OR (ii) ABOVE]

   (b) The date on which the Advance is to be made is _____________, 19___.

   (c) The amount of the Advance is to be __________________ ($______), for an Interest Period of ________ month(s).

   All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

   IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _____________ day of __________, 19___.

                                    HEARTPORT, INC.

                                    By:_________________________

                                    Title:______________________




FOR INTERNAL BANK USE ONLY


LIBOR Pricing Date    LIBOR Rate      LIBOR Rate Variance    Maturity Date
------------------    -----------     -------------------    --------------

                                                 __%